Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233026

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2019
PROSPECTUS SUPPLEMENT
(to the Base Prospectus dated August 13, 2019)
 4,750,000 Shares

Foundation Building Materials, Inc.
Common Stock

 The selling stockholder is selling 4,750,000 shares of our common stock. We will not receive any proceeds from the sale of the shares by the selling stockholder.
Our common stock is listed on the New York Stock Exchange under the symbol "FBM." We are a "smaller reporting company" under applicable Securities and Exchange Commission rules and are therefore subject to reduced public company reporting requirements. On September 17, 2019, the last reported sales price of a share of our common stock on the New York Stock Exchange was $18.89.

Investing in our common stock involves risk. Before making a decision to invest in our common stock, you should carefully consider the matters described under "Risk Factors" beginning on page S-4.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to the selling stockholder	$	$

The underwriters may also exercise their option to purchase up to an additional 712,500 shares of our common stock from the selling stockholder, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about September 24, 2019.
 Joint Book-Running Managers

BofA Merrill Lynch		RBC Capital Markets
Barclays
                 The date of this prospectus supplement is September                     , 2019.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus supplement and the accompanying base prospectus, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our common stock.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined, and when we refer to the "accompanying base prospectus," we are referring to the base prospectus only.
This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the selling stockholder, the shares of common stock being offered hereby and other information you should know before investing in our common stock. You should read the prospectus, including the additional information described under the heading "Where You Can Find More Information" in the accompanying base prospectus, before investing in our common stock.
This prospectus supplement may add to, update or change information contained in the accompanying base prospectus. If any information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement that are otherwise not defined in this prospectus supplement will have the meanings given to them in the accompanying base prospectus.
As used in this prospectus, unless the context otherwise indicates, references to "our," "we," "us," the "Company," "Foundation Building Materials," "FBM" and "our business" refer to Foundation Building Materials, Inc. together with its consolidated subsidiaries. As used in this prospectus, unless the context otherwise indicates, references to "Lone Star" refer to Lone Star Fund IX (U.S.), L.P. along with its affiliates and associates (excluding us and other companies that it or they own as a result of their investment activities).
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of the applicable document, or that any information we have incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before investing in shares of our common stock. Before making an investment decision, you should read this entire prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes as well as the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our Company
We are one of the largest specialty distributors of wallboard, suspended ceiling systems and metal framing in the United States and Canada. Since 2013, we have completed more than 30 acquisitions. We have over 175 branches, 3,400 employees and 30,000 SKUs. We have a national operating model supported by local market expertise and an entrepreneurial, customer centric culture. Our strong national brand and acquisition expertise have established us as the distributor of choice for leading suppliers, and we have over 22,000 customers across a balanced mix of construction-related end markets. We believe that we are able to maintain our local market excellence due to our longstanding customer relationships, dependable service and market-specific product offerings that cater to local market trends and preferences. On November 1, 2018, we completed the sale of our Mechanical Insulation segment, or the Disposed Business, to SPI LLC, an unrelated third party controlled by Dunes Point Capital and its associated funds, for approximately $122.5 million (subject to certain adjustments). As a result of this sale, we operate in one segment.
Financial Update
We continue to experience some softness in the Canadian market.  Canada represented 9.6% of our net sales for the three months ended June 30, 2019. In addition, weather affects our business, and Hurricane Dorian resulted in temporary branch closures in Florida, Georgia, North Carolina and Virginia.  We do not expect these items to negatively impact our gross margin or adjusted EBITDA margin for the third quarter. Adjusted EBITDA is a non-GAAP financial measure. See Non-GAAP Financial Information in our Annual Report on Form 10-K for the year ended December 31, 2018.
Our History
We were founded in 2011 by our President and Chief Executive Officer, Ruben Mendoza, our Chief Financial Officer, John Gorey, and one of our Regional Vice Presidents, Tom Fischbeck. In founding our company, Mr. Mendoza applied a proven customer-centric operating model that combines strong organic growth with an effective acquisition and integration program across a fragmented industry. On October 9, 2015, 100% of the outstanding equity of FBM Intermediate Holdings LLC was acquired by Lone Star along with certain members of management for approximately $560.0 million.
Corporate Information
Our corporate headquarters is located at 2520 Red Hill Avenue, Santa Ana, California 92705, and our telephone number is (714) 380-3127. Our website address is www.fbmsales.com. Except for the documents incorporated by reference in this prospectus as described under the heading "Incorporation of Certain Information by Reference," the information and other content contained on our website are not incorporated by reference and do not constitute part of this prospectus and should not be relied upon in connection with making any investment in our securities.

THE OFFERING

Common stock offered by the selling stockholder	4,750,000
Common stock to be outstanding immediately before and after this offering	42,989,840
Option to purchase additional shares	The selling stockholder has also granted the underwriters an option for a period of 30 days to purchase up to an additional 712,500 shares of common stock.
Use of proceeds
The selling stockholder will receive all net proceeds from the sale of the shares of common stock to be sold in this offering, and we will not receive any of these proceeds. See "Use of Proceeds," "Selling Stockholder" and "Underwriting."

NYSE symbol	"FBM"
Risk factors
Investment in our common stock involves substantial risks. You should read this prospectus and any document incorporated by reference carefully, including the section entitled "Risk Factors" and the consolidated financial statements and the related notes to those statements included elsewhere in this prospectus and incorporated by reference herein before investing in our common stock.

Unless otherwise indicated, information in this prospectus supplement:

●     is based upon 42,989,840 shares of common stock outstanding as of September 17, 2019;
●     assumes no exercise of the underwriters’ option to purchase up to an additional 712,500 shares of our common stock from the selling stockholder;
●     assumes no exercise of options to purchase 1,230,562 shares of our common stock outstanding as of September 17, 2019, with a weighted average exercise price of $11.74; and
●       assumes no issuances of additional options to purchase shares of our common stock or other equity-based awards under our stock incentive plan.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described below and in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the U.S. Securities and Exchange Commission, or the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any related free writing prospectus.
If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see "Where You Can Find More Information" in the accompanying base prospectus.
Risks Related to This Offering and Ownership of Our Common Stock
The market price of our common stock has been highly volatile and subject to wide fluctuations, which could cause the value of your investment to decline. The price of our common stock could decline substantially following this offering and, as a result, you may not be able to sell shares at or above the price you paid for them.
Some of the factors that could negatively affect or result in fluctuations in the market price of our common stock include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in market valuations of similar companies;

•	changes in the markets in which we operate or speculation that changes may occur;

•	additions or departures of key personnel;

•	actions by our significant stockholders, including the sale by Lone Star of any of its shares of our common stock, including in this offering;

•	speculation in the press or investment community about our business or industry;

•	general market, economic and political conditions, including an economic slowdown;

•	changes in interest rates or perceptions that changes could occur;

•	our operating performance and the performance of other similar companies;

•	our ability to accurately project future results and our ability to achieve those and other industry and analyst forecasts; and

•	new legislation or other regulatory developments that adversely affect us, our markets or our industry.
Furthermore, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry, and often occurs without regard to the operating performance of the affected companies. Therefore, factors that have little or nothing to do with us could cause the price of our common stock to fluctuate, and these fluctuations or any fluctuations related to our company could cause the market price of our common stock to decline materially.
The offering price per share of our common stock offered by this prospectus supplement may not accurately reflect the value of your investment.
The offering price per share of our common stock offered by this prospectus was negotiated between Lone Star and the underwriters. Factors considered in determining the price of our common stock include:

•	the history and prospects of companies whose principal business is the distribution and sale of wallboard;

•	market valuations of those companies;

•	our capital structure;

•	general conditions of the securities markets at the time of this offering; and

•	other factors that Lone Star and the underwriters deemed relevant.
The offering price may not accurately reflect the value of our common stock and may not be realized upon any subsequent disposition of the shares.

As a "smaller reporting company," we may avail ourselves of reduced disclosure requirements, which may make our common stock less attractive to investors.
We are a "smaller reporting company" under applicable SEC rules and regulations, and, as result of the SEC’s recent amendment to the definition of “smaller reporting company,” we will continue to be a “smaller reporting company” for so long as the market value of our common stock held by non-affiliates as of the end of our most recently completed second quarter is less than $250 million. As a "smaller reporting company," we have relied on and, as long as permissible under applicable SEC rules, expect to continue to rely on, exemptions from certain disclosure requirements that are applicable to other public companies. These exemptions include reduced financial disclosure and reduced disclosure obligations regarding executive compensation. As of June 30, 2019, we no longer qualified as a smaller reporting company, however, we are allowed to use such status for our filings through our annual report for 2019.
Our internal control over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.
As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of control over financial reporting. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating.
To continue to comply with the requirements of being a public company, we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.
The coverage of our business or our common stock by securities or industry analysts or the absence thereof could adversely affect our stock price and trading volume.
The trading market for our common stock is influenced in part by the research and other reports that industry or securities analysts may publish about us or our business or industry. We currently have, but may not be able to continue, research coverage by industry or financial analysts. If analysts do not continue coverage of us, the trading price and volume of our stock would likely be negatively impacted. We may be at greater risk that analysts will not continue coverage of us given our recent designation as a "smaller reporting company" for SEC reporting purposes. Even if analyst coverage continues, if one or more analysts who do cover us downgrades our stock, or if they issue other unfavorable commentary about us or our industry or inaccurate research, our stock price would likely decline. Furthermore, if one or more of these analysts cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets. Any of the foregoing would likely cause our stock price and trading volume to decline.
Lone Star may have conflicts of interest with other stockholders, and may limit our minority stockholders' ability to influence corporate matters.
Immediately following completion of this offering, Lone Star will beneficially own approximately 54.2% of our outstanding common stock. See "Selling Stockholder" in this prospectus supplement for more information on the selling stockholder’s beneficial ownership. As a result of this concentration of stock ownership, Lone Star acting on its own currently has sufficient voting power to effectively control, and following completion of this offering will continue to have sufficient voting power to substantially influence, all matters submitted to our stockholders for approval, including director elections and proposed amendments to our bylaws. Six of the nine members of our board of directors are employees or affiliates of Lone Star.

In addition, this concentration of ownership may delay or prevent a merger, consolidation or other business combination or change in control of our company and make some transactions that might otherwise give our stockholders the opportunity to realize a premium over the then-prevailing market price of our common stock more difficult or impossible without the support of Lone Star. Because we have opted out of Section 203 of the Delaware General Corporation Law, or the DGCL, regulating certain business combinations with interested stockholders, Lone Star may transfer control of us to a third party, which may limit the price that investors are willing to pay in the future for shares of our common stock. Lone Star could transfer control of us to a third-party by transferring its common stock, which would not require the approval of our board of directors or other stockholders. The interests of Lone Star may not always coincide with our interests as a company or the interests of other stockholders. Accordingly, Lone Star could cause us to enter into transactions or agreements of which our other stockholders would not approve or make decisions with which our other stockholders would disagree. This concentration of ownership may also adversely affect our share price. After the lock-up period related to this offering expires, Lone Star will be able to transfer its substantial block of its common stock to a third-party, which would not require the approval of our board of directors or other stockholders.
Lone Star is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us, although it does not currently hold any such interests. Lone Star may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. In recognition that principals, members, directors, managers, partners, stockholders, officers, employees, consultants and other representatives of Lone Star and its affiliates and investment funds may serve as our directors or officers, our amended and restated certificate of incorporation provides, among other things, that none of Lone Star or any principal, member, director, manager, partner, stockholder, officer, employee or other representative of Lone Star has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any of these persons or entities acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and these persons and entities will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. These potential conflicts of interest could have a material adverse effect on our business, financial condition and results of operations if, among other things, attractive corporate opportunities are allocated by Lone Star to themselves or their other affiliates. The terms of our certificate of incorporation are more fully described in "Description of Capital Stock—Corporate Opportunities and Transactions with Lone Star" in the accompanying base prospectus.
Lone Star may also have conflicts of interest with us and our stockholders as a result of its status as a party to the tax receivable agreement entered into with the Company, or the TRA, in connection with our initial public offering in February 2017, or the IPO. For example, the TRA entered into with Lone Star at the time of the IPO gives us the right to terminate the TRA with approval of a majority of our independent directors and with Lone Star’s consent by making a payment equal to the present value of future payments under the TRA (based on certain assumptions and deemed events in the agreement, including those relating to our and our subsidiaries’ future taxable income). Lone Star may determine to withhold its consent to terminate the TRA at a time when such a termination would be favorable to us and the other stockholders or Lone Star may elect to terminate the TRA upon certain changes of control or at any time following the fifteenth anniversary of our IPO at a time when such a termination would not be favorable to us and the other stockholders. Furthermore, the TRA prohibits us from settling any tax audit without Lone Star’s consent (not to be unreasonably withheld, conditioned or delayed) if the outcome of the audit is reasonably expected to affect Lone Star’s rights under the TRA. Therefore, Lone Star may determine to withhold consent to a settlement that reduces the payments Lone Star will receive under the TRA, even though the settlement might be favorable to us and our stockholders.
We are a "controlled company" within the meaning of the New York Stock Exchange rules and, as a result, qualify for, and intend to continue relying on, exemptions from certain corporate governance requirements.
Lone Star controls a majority of the voting power of our outstanding common stock and will continue to control a majority of the voting power of our outstanding stock following completion of this offering. As a result, we are a controlled company within the meaning of the corporate governance standards of the New York Stock Exchange, or the NYSE. Under the NYSE rules, a company of which more than 50% of the voting power is held by a person or group is a controlled company and need not comply with certain requirements, including the requirement that a majority of the board of directors consists of independent directors and the requirements that the compensation and nominating and corporate governance committees be composed entirely of independent directors. We are utilizing and, for so long as Lone Star controls a majority of the voting power of our outstanding common stock, we intend to utilize these exemptions. As a result, among other things, we do not have a majority of independent directors and our compensation and nominating and corporate governance committees do not consist entirely of independent directors. Accordingly, our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

Future sales of our common stock in the public market could cause our stock price to fall.
If Lone Star sells additional substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decrease significantly. The perception in the public market that Lone Star might sell substantial amounts of our common stock could also depress the market price of our common stock. Any such sale or perception could also impair our ability to raise capital or pay for acquisitions using our equity securities.
Immediately after completion of this offering, Lone Star will continue to beneficially own a majority of our outstanding shares of common stock. See "Selling Stockholder" in this prospectus supplement for more information on the selling stockholder’s beneficial ownership. These shares of common stock have been registered pursuant to the registration statement of which this prospectus supplement forms a part, thereby enabling Lone Star to sell those shares in the public market, subject to certain restrictions under the lock-up agreements entered into in connection with this offering. Such shares may also be resold into the public markets in accordance with the requirements of Rule 144, including the volume limitations, manner of sale requirements and notice requirements thereof. We expect that Lone Star will be considered an affiliate of us after this offering based on their expected share ownership following this offering.
The market price for shares of our common stock may drop significantly when the restrictions on resale by the selling stockholder lapse or if those restrictions on resale are waived. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities. In addition, we have filed a registration statement on Form S-8 under the Securities Act of 1933, as amended, or the Securities Act, registering shares under our stock incentive plan. Subject to the terms of the awards pursuant to which these shares may be granted and except for shares held by affiliates who will be subject to certain restrictions, the shares issued pursuant to our stock incentive plan will be available for sale in the public market immediately after vesting of the applicable award.
We have no present intention to pay dividends on our common stock.
We have no present intention to pay dividends on our common stock. Any determination to pay dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, results of operations, projections, liquidity, earnings, legal requirements, restrictions in our credit facilities and agreements governing any other indebtedness we may enter into and other factors that our board of directors deems relevant. Accordingly, holders of our common stock may need to sell their shares to realize a return on their investment, and may not be able to sell their shares at or above the price paid for them.
Provisions of our amended and restated governing documents, Delaware law and other documents could discourage, delay or prevent a merger or acquisition at a premium price.
Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. For example, our certificate of incorporation and bylaws include provisions that:

•
permit us to issue, without stockholder approval, preferred stock in one or more series and, with respect to each series, fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series and the preferences and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of the series;

•	prevent stockholders from calling special meetings;

•	restrict the ability of stockholders to act by written consent after such time as Lone Star owns less than a majority of our common stock;

•	limit the ability of stockholders to amend our certificate of incorporation and bylaws;

•	require advance notice for nominations for election to the board of directors and for stockholder proposals;

•	do not permit cumulative voting in the election of our directors, which means that the holders of a majority of our common stock may elect all of the directors standing for election; and

•	establish a classified board of directors with staggered three-year terms.
These provisions may discourage, delay or prevent a merger or acquisition of our company, including a transaction in which the acquiror may offer a premium price for our common stock.

Our amended and restated certificate of incorporation includes an exclusive forum clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or to our stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. The exclusive forum clause may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding such exclusive forum clause, a court could rule that such a provision is inapplicable or unenforceable. See "Description of Capital Stock—Exclusive Forum Clause" in the accompanying base prospectus.
We may be at increased risk of securities class action litigation.
In the past, securities class action litigation has been instituted against companies following periods of volatility in the overall market and in the price of a company’s securities. We believe this risk may be particularly relevant to us as we have recently and in past years experienced significant stock price volatility. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business, financial condition and results of operations. Our stock price volatility and the change in our market capitalization during the past year may also result in higher expenses associated with our directors’ and officers’ liability insurance program.

USE OF PROCEEDS
The selling stockholder will receive all net proceeds from the sale of the shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

SELLING STOCKHOLDER
As used in this prospectus supplement, the term "selling stockholder" includes the selling stockholder listed below, and any donee, pledgee, transferee or other successor in interest selling shares received after the date of this prospectus supplement from the selling stockholder as a gift, pledge, or other non-sale related transfer. The selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its shares since the date on which the information in the table below is presented. Information about the selling stockholder may change over time.
The following table sets forth the name of the selling stockholder, the number of shares of our common stock and the percentage of our common stock beneficially owned by the selling stockholder prior to this offering, the number of shares that may be offered under this prospectus supplement by the selling stockholder, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by the selling stockholder after completion of this offering, with and without exercise of the underwriters' option to purchase 712,500 additional shares, in each case based on 42,989,840 shares of common stock outstanding as of September 17, 2019 and assuming that the 4,750,000 shares offered hereunder are sold as contemplated herein.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that the stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

	Shares Beneficially Owned Prior to this Offering		Shares Beneficially Owned After this Offering Assuming No Exercise of the Underwriters' Option		Shares Beneficially Owned After this Offering Assuming Full Exercise of the Underwriters' Option
Name	Number	Percentage	Number	Percentage	Number	Percentage
LSF9 Cypress Parent 2 LLC(1)(2)	28,054,239	65.3%	23,304,239	54.2%	22,591,739	52.6%

(1)
LSF9 Cypress Parent 2 LLC, a Delaware limited liability company, is wholly owned by LSF9 Cypress LP, a Delaware limited partnership, which is controlled by its general partner, LSF9 GenPar LLC, a Delaware limited liability company, which is controlled by Lone Star Fund IX (U.S.), L.P., a Delaware limited partnership, which is controlled by its general partner, Lone Star Partners IX, L.P., a Bermuda exempted limited partnership, which is controlled by its general partner, Lone Star Management Co. IX, Ltd., a Bermuda exempted company, which is controlled by its sole owner (shareholder) John P. Grayken. The address for such persons is 2711 North Haskell Avenue, Suite 1700, Dallas, Texas 75204.

(2)
Each of Messrs. Ruben Mendoza, Fareed Khan and James F. Underhill, is a member of our board of directors and owns direct non-controlling interests in LSF9 Cypress Parent 2 LLC, and therefore expressly disclaims any beneficial ownership of our common stock owned by LSF9 Cypress Parent 2 LLC.

U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a general discussion of certain U.S. federal income and estate tax consequences of the acquisition, ownership, and disposition of our common stock purchased pursuant to this offering by a non-U.S. holder. As used in this prospectus, the term "non-U.S. holder" means a beneficial owner of 5% or less of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is none of the following:

•	an individual who is a citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•
a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).
An individual who is not a citizen of the United States may, subject to certain restrictions and limitations contained in any applicable income tax treaties, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and an aggregate of at least 183 days during a three year period that includes the current calendar year (counting for such purposes 100% of each day the individual is present in the current calendar year, one-third of each day the individual is present in the immediately preceding calendar year and one sixth of each day the individual is present in the second preceding calendar year). U.S. residents are generally taxed for U.S. federal income tax purposes in the same manner as U.S. citizens.
This discussion assumes that you will hold our common stock purchased pursuant to this offering as a capital asset within the meaning of the Internal Revenue Code of 1986, as amended, or the Code (i.e., generally, property held for investment). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular non-U.S. holder in light of the holder’s individual investment or tax circumstances, or to non-U.S. holders that are subject to special tax rules. In addition, this description of U.S. tax consequences does not address:

•	U.S. state and local or non-U.S. tax consequences;

•	U.S. federal gift tax consequences;

•	the U.S. net investment income tax that is imposed in addition to other U.S. income taxes (the Unearned Income Medicare Contribution);

•	specific facts and circumstances that may be relevant to a particular non-U.S. holder’s tax position;

•	the tax consequences for the stockholders, partners or beneficiaries of a non-U.S. holder;

•
special tax rules that may apply to some non-U.S. holders, including without limitation, banks, insurance companies, financial institutions, hybrid entities, broker-dealers, tax-exempt entities, controlled foreign corporations, passive foreign investment companies, persons that have a functional currency other than the U.S. dollar, owners deemed to sell our common stock under the constructive sale provisions of the Code or U.S. expatriates; or

•	special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a straddle, hedge or conversion transaction or other integrated investment.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner of our common stock that is a partnership and partners in such a partnership should consult their tax advisors regarding the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock.
This discussion is based on current provisions of the Code, final, temporary and proposed U.S. Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service, or IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.
We urge you to consult your tax advisor regarding the U.S. federal tax consequences of acquiring, owning and disposing of our common stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction or under any applicable tax treaty.
Dividends
We have no present intention to pay dividends on our common stock. However, if distributions of cash or property (other than certain distributions of stock) are made to non-U.S. holders on shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will constitute a return of capital that is applied against and reduces the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock" below. Any such distributions will also be subject to the discussion below under the section titled "Additional Withholding Requirements With Respect to Common Stock Held by or Through Foreign Entities."
Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for and manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).
If (i) the non-U.S. holder is engaged in a trade or business in the United States, either directly or through an entity treated as a partnership for U.S. tax purposes, and (ii) the dividends are effectively connected with the conduct of such trade or business, and, if provided by an applicable income tax treaty, are dividends attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, then the dividends are not subject to the U.S. withholding tax (provided the non-U.S. holder complies with certain certification and disclosure requirements), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated U.S. federal income tax rates and in the manner applicable to U.S. persons. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for U.S. tax purposes may be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.
To claim the benefit of a tax treaty or an exemption from withholding because dividends are effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder generally must provide to the withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, (or successor form) for treaty benefits or IRS Form W-8ECI (or successor form) for effectively connected income, before the payment of dividends, and, if claiming the benefit of a tax treaty, generally must certify under penalties of perjury on the appropriate form that such non-U.S. holder is not a U.S. person and is eligible for treaty benefits. These forms may need to be periodically updated. Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS, along with the required information. However,

•
in the case of common stock held by a foreign partnership, the certification requirement generally will be applied to the partners of the partnership and the partnership will be required to provide certain information;

•
in the case of common stock held by a foreign trust, the certification requirement generally will be applied to the trust or the beneficial owners of the trust depending on whether the trust is a "foreign complex trust," "foreign simple trust," or "foreign grantor trust" as defined in the U.S. Treasury regulations; and

•	look-through rules will generally apply to tiered partnerships, foreign simple trusts and foreign grantor trusts.
A non-U.S. holder that is a foreign partnership or a foreign trust is urged to consult its own tax advisor regarding its status under U.S. tax law and the certification requirements applicable to it.
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock
A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange or other taxable disposition of our common stock unless any one of the following applies:

1
The non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition and certain other requirements are met;

2
The gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, directly or through an entity treated as a partnership for U.S. tax purposes and, if an applicable tax treaty requires, attributable to a U.S. permanent establishment or fixed base of such non-U.S. holder; or

3
We are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a "United States real property holding corporation," within the meaning of Section 897(c)(2) of the Code, unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the relevant period. Generally, a United States corporation is treated as a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

We believe that we have not been and are not currently a United States real property holding corporation, and we do not expect to become a United States real property holding corporation. However, no assurances can be made in this regard. Furthermore, no assurances can be provided that our stock will be considered to be regularly traded on an established securities market for this purpose.
Non-U.S. holders described in clause (1) above are taxed on their gains (including gains from sales of our common stock and net of applicable U.S. losses from sales or exchanges of other capital assets incurred during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders described in clause (2) or (3) above will be subject to tax on the net gain derived from the sale at applicable graduated U.S. federal income tax rates and in the manner applicable to U.S. persons, unless an applicable income tax treaty provides otherwise. If a non-U.S. holder described in clause (2) is a corporation, it may be subject to the additional branch profits tax at a rate equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. In addition, if we are determined to be a United States real property holding corporation and our common stock is not regularly traded on an established securities market, then a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. holder from a sale or other taxable disposition of our common stock.
U.S. Federal Estate Taxes
Our common stock beneficially owned or treated as beneficially owned by an individual who at the time of death is not a citizen or resident of the United States (as specifically defined for U.S. federal estate tax purposes), and certain lifetime transfers of an interest in common stock made by such an individual, will be included in his or her gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Additional Withholding Requirements With Respect to Common Stock Held by or Through Foreign Entities
Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued, or FATCA, generally imposes a 30% U.S. federal withholding tax on dividends on stock of U.S. corporations paid to (i) a "foreign financial institution" (as specially defined for this purpose), unless such institution enters into an agreement with the U.S. Treasury to withhold on certain payments and to collect and provide to the U.S. Treasury substantial information regarding its U.S. account holders and certain account holders that are foreign entities with U.S. owners or such institution otherwise qualifies for an exemption from these rules (including pursuant to an "intergovernmental agreement" between the United States and the applicable foreign country) or (ii) a "non-financial foreign entity" (as specially defined for this purpose), unless such entity provides the withholding agent with a certification that it does not have any "substantial United States owners" (as specially defined for this purpose) or a certification identifying the direct and indirect substantial United States owners of the entity, or such non-financial foreign entity otherwise qualifies for an exemption from these rules. The rules described in this paragraph may be modified by an "intergovernmental agreement" entered into between the United States and an applicable foreign country.
Under applicable Treasury regulations, withholding under FATCA generally applies to payments of dividends on our common stock. Under certain transitional rules, FATCA was expected to apply to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2019. However, recently proposed regulations would eliminate the requirements under FATCA of withholding on gross proceeds from the sale of such stock, and the U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.
Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such withholding taxes. Investors are urged to consult with their own tax advisors regarding the application of these rules to their investment in our common stock.
Information Reporting and Backup Withholding
Under U.S. Treasury regulations, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder and the tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected to the conduct of the non-U.S. holder’s trade or business within the United States or withholding was reduced or eliminated by an applicable tax treaty. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.
Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status (typically on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable or successor form). If the non-U.S. holder fails to certify its non-U.S. holder status and fails to otherwise establish an exemption, dividends paid to such non-U.S. holder will be subject to backup withholding at the applicable rate (currently 24%).
A non-U.S. holder is generally required to certify its non-U.S. status under penalties of perjury (generally on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable or successor form) or otherwise establish an exemption in order to avoid information reporting and backup withholding on the proceeds from a sale or other disposition of our common stock where the transaction is effected by or through a U.S. office of a broker.
U.S. information reporting and backup withholding generally will not apply to a payment of proceeds from a disposition of common stock where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, information reporting requirements, but generally not backup withholding, generally will apply to such a payment if the broker is a U.S. person, or such broker is a foreign person that has certain relationships within the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against the non-U.S. holder’s actual U.S. federal income tax liability, if any, and may entitle, if the amounts withheld exceed the non-U.S. holder’s actual tax liability, such non-U.S. holder may be entitled to a refund, provided that certain required S-16 information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their own tax advisors regarding the application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury regulations.

The foregoing discussion is only a summary of certain U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock by non-U.S. holders. You are urged to consult your own tax advisor with respect to the particular tax consequences to you of the acquisition, ownership and disposition of our common stock, including the effect of any U.S., state, local, non-U.S. or other tax laws and any applicable income or estate tax treaty.

UNDERWRITING

BofA Securities, Inc. and RBC Capital Markets, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder and the representatives, the selling stockholder has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling stockholder, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc
RBC Capital Markets, LLC
Barclays Capital Inc.
Total	4,750,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us and the selling stockholder that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $ per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to the selling stockholder	$	$	$
The expenses of the offering, not including the underwriting discount, are estimated at $ and are payable by us.
Option to Purchase Additional Shares
The selling stockholder has granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 712,500 additional shares of our common stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities
We and the selling stockholder, our executive officers and directors have agreed not to sell or transfer any of our common stock or securities convertible into, exchangeable for, or exercisable for, our common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to shares of our common stock and to securities convertible into or exchangeable or exercisable for shares of our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
New York Stock Exchange Listing
The shares are listed on the NYSE under the symbol “FBM.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Member State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares of our common stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Global Co-ordinator for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Member State who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant Member State to qualified investors, in circumstances in which the prior consent of the board of directors of the Company has been obtained to each such proposed offer or resale.
The Company, the board of directors and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Switzerland
The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of our common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of our common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

(c)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law; or

(f)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Stradling, Yocca, Carlson & Rauth, P.C., Newport Beach, California. Certain legal matters in connection with the shares of common stock offered hereby will be passed upon for the underwriters by Baker Botts L.L.P., Dallas, Texas.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of the Company and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Foundation Building Materials, Inc.
28,054,239 Shares
Common Stock
The selling stockholder identified in this prospectus may offer and sell, from time to time, in one or more offerings, up to 28,054,239 shares of our common stock. You should carefully read this prospectus and any accompanying prospectus supplement before you decide to invest in any of these securities.
The distribution of the common stock by the selling stockholder may be effected from time to time by a variety of methods, including:

•	in underwritten public offerings;

•	in ordinary brokerage transactions on securities exchanges, including the New York Stock Exchange;

•	to or through brokers or dealers who may act as principal or agent; or

•	in one or more negotiated transactions at prevailing market prices or negotiated prices.
The brokers or dealers through or to whom the shares of common stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See "Plan of Distribution" for a further description of how the selling stockholder may dispose of the shares covered by this prospectus.
We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling stockholder.
Our common stock is listed on the New York Stock Exchange under the symbol "FBM." We are a "smaller reporting company" under applicable Securities and Exchange Commission rules and are therefore subject to reduced public company reporting requirements. On August 2, 2019, the last reported sales price of a share of our common stock on the New York Stock Exchange was $16.94.
Investing in our common stock involves risk. Before making a decision to invest in our common stock, you should carefully consider the matters described under "Risk Factors" beginning on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 13, 2019.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, the selling stockholder may sell certain shares of our common stock in one or more offerings. When the selling stockholder sells shares of common stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as the information incorporated in this prospectus or any accompanying prospectus supplement by reference. See "Incorporation of Certain Information by Reference." Any information in any accompanying prospectus supplement or any subsequent material incorporated herein or therein by reference will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

You should rely only on the information provided in this prospectus or any prospectus supplement, including information incorporated by reference herein or therein, or any free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.
As used in this prospectus and any accompanying prospectus supplement, unless the context otherwise indicates, references to "our," "we," "us," the "Company," "Foundation Building Materials," "FBM" and "our business" refer to Foundation Building Materials, Inc. together with its consolidated subsidiaries. As used in this prospectus and any accompanying prospectus supplement, unless the context otherwise indicates, references to "Lone Star" refer to Lone Star Fund IX (U.S.), L.P. along with its affiliates and associates (excluding us and other companies that it or they own as a result of their investment activities).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and any document incorporated by reference herein or therein may include "forward-looking statements," which reflect our current views about future events and financial results. We have made these statements in reliance on the safe harbor created by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). These forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, rebates, acquisitions, divestitures, future operations, margins, profitability, capital expenditures, liquidity, capital resources and other financial and operating information. We have used the words "approximately," "anticipate," "assume," "believe," "contemplate," "continue," "could," "estimate," "expect," "future," "intend," "may," "plan," "potential," "predict," "project," "seek," "should," "target," "will" and similar terms and phrases to identify forward-looking statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:

•	our ability to effectively manage any downturns in the new commercial construction market, the commercial repair and remodel market and the new residential construction market;

•	our ability to effectively manage any changes in economic, political and social conditions;

•	fluctuating demand for the products and services we offer;

•	our ability to effectively compete in a highly competitive industry;

•
our ability to realize the anticipated financial and strategic goals of future acquisitions or investments, including the identification of acquisition targets and the integration and performance of acquired stores and businesses, including integration of financial systems;

•	our ability to achieve the intended benefits of our recent and pending acquisitions, including the realization of synergies;

•	diversion of management’s attention from ongoing business concerns to matters related to acquisitions we may make in the future or the integration of previous acquisitions;

•	our ability to maintain our existing contractual and business relationships;

•	the change in any exclusive rights or relationships we have with suppliers that provide us access to leading brands;

•	a material disruption at our suppliers’ facilities due to weather, environmental incidents, transportation disruption and other operational problems;

•	the effects of any changes in environmental, health and safety laws and regulations on our operations and liquidity;

•	our ability to attract and retain key management personnel and other talent required for our business;

•	our exposure to legal claims and proceedings related to our business;

•	our ability to manage the impact of debt and equity financing transactions;

•	our ability to generate a sufficient amount of cash to service our indebtedness and fund our operations;

•	our ability to operate our business under agreements governing certain of our indebtedness containing financial covenants and other restrictions;

•	the effects of incurring a substantial amount of indebtedness under our asset-based lending credit facility and our term loan facility;

•	the volatility of the trading price of our common stock;

•	our relationship, and actual and potential conflicts of interest, with Lone Star; and

•
the other matters described in "Risk Factors" in this prospectus, any accompanying prospectus supplement and in our SEC filings incorporated by reference and in "Management’s Discussion and Analysis of Financial Condition and Results of Operations," and "Business" in our SEC filings incorporated by reference.

The forward-looking statements contained in this prospectus, any accompanying prospectus supplement and any document incorporated by reference herein or therein are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as other factors described in "Risk Factors" in this prospectus, any accompanying prospectus supplement and any document incorporated by reference herein or therein. Additional factors or events that could cause our actual results to differ may also emerge from time to time, and it is not possible for us to predict all of them. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. You should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this prospectus or any accompanying prospectus supplement and any document incorporated by reference speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.
Industry and Market Data
Market data and industry forecasts appear throughout this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein. Unless otherwise indicated, statements in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein concerning our industry and the markets in which we operate, including our general expectations, competitive position, business opportunity and market size, growth and share, are based on information obtained from publicly available information, reports of government agencies and published industry sources.

Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe that they generally indicate size and position and market share within these industries. We have not independently verified market data and industry forecasts provided by any of the third-party sources referred to in this prospectus, any accompanying prospectus supplement or any document incorporated by reference, although we believe such market data and industry forecasts are reliable. This information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in surveys of market size.
Management estimates are derived from the information referred to above, as well as our internal research, calculations and assumptions made by us based on our analysis of such information and data and our knowledge of our industries and markets. We believe these estimates to be accurate as of the date of this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein, as applicable. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein, and estimates and beliefs based on that data, may not be reliable, and we cannot guarantee the accuracy or completeness of any such information. Assumptions, expectations and estimates of our future performance and the future performance of the industries and markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. Such documents, reports and information are also available on our website: http://investors.fbmsales.com/sec-filings. Information on our website does not constitute part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the exhibits incorporated by reference herein, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. For further information about us and our common stock, you should refer to the registration statement, including all amendments and exhibits thereto, any prospectus supplement filed subsequent thereto and the documents incorporated by reference herein and therein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until all of the securities offered in this prospectus are sold; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 27, 2019;

•
the information included in our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 4, 2019, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed with the SEC on May 7, 2019;

•	our Current Reports on Form 8-K filed on January 31, 2019 and May 16, 2019; and

•
the description of our common stock contained in our registration statement filed under Section 12 of the Exchange Act and on Form 8-A filed on February 7, 2017, including any amendments or reports filed for the purpose of updating the description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a document incorporated by reference in this prospectus modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following:
Foundation Building Materials, Inc.
2741 Walnut Avenue, Suite 200
Tustin, CA 92780
Attention: Investor Relations
(657) 900-3200

PROSPECTUS SUMMARY
This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled "Risk Factors" and the documents incorporated by reference into this prospectus and any prospectus supplement, before making an investment decision.
Our Company
We are one of the largest specialty distributors of wallboard, suspended ceiling systems and metal framing in the United States and Canada. Since 2013, we have completed more than 30 acquisitions. We have over 175 branches, 3,400 employees and 30,000 SKUs.
We have a national operating model supported by local market expertise and an entrepreneurial, customer centric culture. Our strong national brand and acquisition expertise have established us as the distributor of choice for leading suppliers, and we have over 22,000 customers across a balanced mix of construction-related end markets. We believe that we are able to maintain our local market excellence due to our longstanding customer relationships, dependable service and market-specific product offerings that cater to local market trends and preferences.

On November 1, 2018, we completed the sale of our Mechanical Insulation segment to SPI LLC, an unrelated third party controlled by Dunes Point Capital and its associated funds, for approximately $122.5 million (subject to certain adjustments). As a result of this sale, we operate in one segment.
Our History
We were founded in 2011 by our President and Chief Executive Officer, Ruben Mendoza, our Chief Financial Officer, John Gorey, and one of our Regional Vice Presidents, Tom Fischbeck. In founding our company, Mr. Mendoza applied a proven customer-centric operating model that combines strong organic growth with an effective acquisition and integration program across a fragmented industry. On October 9, 2015, 100% of the outstanding equity of FBM Intermediate Holdings LLC was acquired by Lone Star, along with certain members of management for approximately $560.0 million.
Corporate Information
Our corporate headquarters is located at 2741 Walnut Avenue, Suite 200, Tustin, California 92780, and our telephone number is (714) 380-3127. Our website address is www.fbmsales.com. Except for the documents incorporated by reference in this prospectus as described under the heading "Incorporation of Certain Information by Reference," the information and other content contained on our website are not incorporated by reference and do not constitute part of this prospectus and should not be relied upon in connection with making any investment in our securities.
RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described under the heading "Risk Factors" in any prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. You should also consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement and any related free writing prospectus.
If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see "Where You Can Find More Information." Please also read carefully the section entitled "Cautionary Statement Regarding Forward-Looking Statements."
USE OF PROCEEDS
The selling stockholder will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.
DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material provisions of our capital stock, as well as other material terms of our certificate of incorporation and bylaws, each as amended and restated. This summary does not purport to be complete and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information".
General
Our authorized capital stock consists of 190,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
Our amended and restated certificate of incorporation authorizes the issuance of up to 190,000,000 shares of common stock. All outstanding shares of common stock, including the shares of common stock to be sold in the offering contemplated by this prospectus and any prospectus supplement, are validly issued, fully paid and nonassessable.
The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our common stock will receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.
Preferred Stock
Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock. Our board of directors may issue preferred stock in one or more series and determine the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon our preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock. Issuances of preferred stock could adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. Any issuance of preferred stock could also have the effect of decreasing the market price of our common stock and could delay, deter or prevent a change in control of our company. Our board of directors does not presently have any plans to issue shares of preferred stock.
Limitations on Directors’ Liability
Our governing documents limit the liability of, and require us to indemnify, our directors to the fullest extent permitted by the Delaware General Corporation Law, or the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of fiduciary duty. This limitation is generally unavailable for acts or omissions by a director which (i) were not in good faith, (ii) were the result of intentional misconduct or a knowing violation of law, (iii) the director derived an improper personal benefit from (such as a financial profit or other advantage to which the director was not legally entitled) or (iv) breached the director’s duty of loyalty. The DGCL also prohibits limitations on director liability under Section 174 of the DGCL, which relates to certain unlawful dividend declarations and stock repurchases. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the settlement costs and damage awards against directors and officers pursuant to these indemnification provisions.
We maintain insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We have also entered into indemnification agreements with our directors and executive officers.
Exclusive Forum Clause
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. See "Risk Factors—Our amended and restated certificate of incorporation includes an exclusive forum clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us" in our Annual Report on Form 10-K incorporated by reference in this prospectus.
Delaware Takeover Statute
Under our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the DGCL regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with a stockholder who owns 15% or more of our outstanding voting stock, or an "interested stockholder", an affiliate of an interested stockholder or an associate of an interested stockholder, in each case for three years following the date that the stockholder became an interested stockholder.
Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have an Anti-Takeover Effect
Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our board of directors to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our common stock.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our amended and restated bylaws provide that special meetings of the stockholders may be called only by or at the direction of the board of directors, the chairman of our board or the chief executive officer with the concurrence of a majority of the board of directors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. In order for any matter to be "properly brought" before a meeting, a stockholder must comply with advance notice procedures and provide us with certain information. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to influence or obtain control of our company.
Supermajority Voting for Amendments to Our Governing Documents
Any amendment to our amended and restated certificate of incorporation requires the affirmative vote of at least 66 2/3% of the voting power of all shares of our common stock then outstanding. Our amended and restated certificate of incorporation provides that the board of directors is expressly authorized to adopt, amend or repeal our bylaws and that our stockholders may amend our bylaws only with the approval of at least 66 2/3% of the voting power of all shares of our common stock then outstanding.
No Cumulative Voting
The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
Classified Board of Directors
Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The members of each class serve for a three-year term. Beginning with the 2021 annual meeting of stockholders, directors of each class the term of which shall then expire shall be elected to hold office for a one-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation provides that the number of directors will be fixed from time to time pursuant to a resolution adopted by the board of directors, but must consist of not less than three or more than 15 directors.
Removal of Directors; Vacancies
Our amended and restated certificate of incorporation and amended and restated bylaws provide that (i) prior to the date on which Lone Star and its affiliates cease to beneficially own, in the aggregate, at least a majority of the voting power of all outstanding shares entitled to vote generally in the election of directors, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (ii) on and after the date Lone Star and its affiliates cease to beneficially own, in the aggregate, at least a majority of the voting power of all outstanding shares entitled to vote generally in the election of directors, directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our amended and restated certificate of incorporation and amended and restated bylaws also provide that any newly created directorships and any vacancies on our board of directors will be filled only by the affirmative vote of the majority of remaining directors.

Stockholder Action by Written Consent
The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws preclude stockholder action by written consent after the date on which Lone Star and its affiliates cease to beneficially own, in the aggregate, at least a majority of the voting power of all outstanding shares of our stock entitled to vote generally in the election of directors.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that eliminate, to the extent allowable under the DGCL, the personal liability of officers and directors for monetary damages for actions taken as a director or officer, as the case may be. Our organizational documents also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance for our officers and directors as well as certain employees for certain liabilities.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against officers and directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit our company and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
There is currently no pending litigation or proceeding involving any of our officers, directors or employees for which indemnification is being sought.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the New York Stock Exchange, or NYSE, listing requirements require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, our board of directors has the ability to issue preferred stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.
Corporate Opportunities and Transactions with Lone Star
In recognition that principals, members, directors, managers, partners, stockholders, officers, employees and other representatives of Lone Star may serve as our directors or officers, and that Lone Star may engage in similar activities or lines of business that we do, our amended and restated certificate of incorporation provides for the allocation of certain corporate opportunities between us and Lone Star. Specifically, none of Lone Star or any principal, member, director, manager, partner, stockholder, officer, employee or other representative of Lone Star has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that Lone Star or any of the foregoing acquire knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in the corporate opportunity, and neither Lone Star nor any such party will have any duty to communicate or offer the corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if one of our directors who is also a principal, member, director, manager, partner, stockholder, officer, employee or other representative of Lone Star acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and Lone Star, we will not have any expectancy in the corporate opportunity unless the corporate opportunity is expressly offered to the person solely in his or her capacity as one of our directors.

In recognition that we may engage in material business transactions with Lone Star, from which we are expected to benefit, our amended and restated certificate of incorporation provides that any of our directors or officers who are also principals, members, directors, managers, partners, stockholders, officers, employees or other representatives of Lone Star will have fully satisfied and fulfilled his or her fiduciary duty to us and our stockholders with respect to such transaction, if:

•
the transaction was approved, after being made aware of the material facts of the relationship between each of us or one of our subsidiaries and Lone Star and the material terms and facts of the transaction, by (1) an affirmative vote of a majority of the members of our board of directors who do not have a material financial interest in the transaction, or disinterested persons or (2) an affirmative vote of a majority of the members of a committee of our board of directors consisting of members who are disinterested persons;

•	the transaction was fair to us at the time we entered into the transaction; or

•
the transaction was approved by an affirmative vote of the holders of a majority of shares of our common stock entitled to vote, excluding Lone Star and any holder who has a material financial interest in the transaction.

By becoming a stockholder in our company, you will be deemed to have received notice of and consented to these provisions of our amended and restated certificate of incorporation.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the NYSE under the symbol "FBM."
SELLING STOCKHOLDER
We entered into a registration rights agreement with Lone Star in connection with our initial public offering. The terms of the registration rights agreement include provisions for demand registration rights and piggyback registration rights in favor of Lone Star. The registration statement of which this prospectus forms a part was filed in connection with a demand for registration by Lone Star under the registration rights agreement.
The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares offered hereunder before selling them. The shares offered by this prospectus may be offered from time to time by the selling stockholder. As used in this prospectus, the term "selling stockholder" includes the selling stockholder listed below, and any donee, pledgee, transferee or other successor in interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. The selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its shares since the date on which the information in the table below is presented. Information about the selling stockholder may change over time.
The following table sets forth the name of the selling stockholder, the number of shares of our common stock and the percentage of our common stock beneficially owned by the selling stockholder prior to this offering, the number of shares that may be offered under this prospectus by the selling stockholder, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by the selling stockholder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column "Maximum Number of Shares That May Be Offered" represents all of the shares that the selling stockholder may offer under this prospectus.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that the stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

	Shares Beneficially Owned Prior to this Offering		Maximum Number of Shares That May Be Offered	Shares Beneficially Owned After this Offering (assuming the sale of all shares that may be sold hereunder)
Name	Shares of Common Stock	Percentage of Total Outstanding Common Stock(1)		Shares of Common Stock	Percentage of Total Outstanding Common Stock(1)
LSF9 Cypress Parent 2 LLC (2)(3)	28,054,239	65.3%	28,054,239	0	0%

(1)	Based on 42,988,110 shares of common stock outstanding as of August 2, 2019.

(2)
LSF9 Cypress Parent 2 LLC, a Delaware limited liability company, is wholly owned by LSF9 Cypress LP, a Delaware limited partnership, which is controlled by its general partner, LSF9 GenPar LLC, a Delaware limited liability company, which is controlled by Lone Star Fund IX (U.S.), L.P., a Delaware limited partnership, which is controlled by its general partner, Lone Star Partners IX, L.P., a Bermuda exempted limited partnership, which is controlled by its general partner, Lone Star Management Co. IX, Ltd., a Bermuda exempted company, which is controlled by its sole owner (shareholder) John P. Grayken. The address for such persons is 2711 North Haskell Avenue, Suite 1700, Dallas, Texas 75204.

(3)
Each of Messrs. Ruben Mendoza, Fareed Khan and James F. Underhill, is a member of our board of directors and own direct non-controlling interests in LSF9 Cypress Parent 2 LLC, and therefore expressly disclaim any beneficial ownership of our common stock owned by LSF9 Cypress Parent 2 LLC.

PLAN OF DISTRIBUTION
The selling stockholder may offer and sell, from time to time, some or all of the shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling stockholder of the securities. See "Use of Proceeds." We will pay all costs, expenses and fees in connection with the registration of the shares of common stock, including fees of our counsel and accountants, fees payable to the SEC and fees of counsel to the selling stockholder. The selling stockholder will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock covered by this prospectus.
The selling stockholder may sell the shares of common stock covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, in any manner permitted by the Securities Act, including any one or more of the following ways:

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.
In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.
At any time a particular offer of the shares of common stock covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any option under which underwriters may purchase additional shares of common stock from the selling stockholder, any discounts, commissions, concessions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. The selling stockholder may also be deemed to be an underwriter, and any discounts and commissions it receives and any profit it realizes on the sale of the common stock may be deemed to be underwriting commissions under the Securities Act.
The selling stockholder may enter into derivative transactions with third parties, or sell shares of common stock to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares of common stock received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase shares of common stock under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling stockholder to indemnification by us or the selling stockholder against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling stockholder to payments it may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the selling stockholder in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.
Certain underwriters, agents or dealers or their affiliates may have provided from time to time, and may provide in the future, investment, commercial banking, derivatives and financial advisory services to the Company, the selling stockholder and their respective affiliates in the ordinary course of business, for which they have received or may receive customary fees and commissions.
Some of the shares of common stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.
LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Stradling, Yocca, Carlson & Rauth, P.C., Newport Beach, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of the Company and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

4,750,000 Shares

Foundation Building Materials, Inc.
Common Stock

PROSPECTUS SUPPLEMENT
BofA Merrill Lynch
RBC Capital Markets
Barclays
, 2019